SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 22, 2014


                            NETWORKING PARTNERS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                       0-54418                   45-0921541
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)          Identification Number)

   857 Sarno Road, Melbourne, Florida                              32935
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (321) 984-8858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 22, 2014, Networking Partners, Inc. ("Company") entered into a definitive Asset Purchase Agreement with Mr. Chad Steinhart ("Steinhart"), pursuant to which the Company would acquire certain assets from Mr. Steinhart.

     The assets to be acquired include, among other things, a proprietary integration code for web development and software for voice over internet protocol ("VoIP") integration. This works together to form a total solution resulting in an internet telephony service provider ("ITSP") platform that allows hosted private branch exchange ("PBX") in the cloud and other telecom features. This platform integrates several types of telecommunications carrier grade class 4 and class 5 soft-witches from an open source framework by Digium, Inc. to licensed software and equipment and infrastructure providers, Telinta, Inc. and PortaOne, Inc. This allows the convergence around a carrier grade billing platform including soft-switches as media applications for voice and video calls, conferencing, interactive voice response ("IVR") applications and unified messaging applications integrated into one simple web portal. This integration is being purchased and allows the end using businesses that pay for service to have a robust PBX phone system including phone lines hooked to the Cloud. The integrations include the code, infrastructure and equipment allowing the soft-switches and web development to operate in a simple interface that uses the technology just mentioned and hosts the integration portal on the domains www.SonantTelecon.com and www.SonantTelecom.net. The Asset Purchase Agreement includes all the code, web development integrations and an infrastructure to facilitate being an ITSP. It also includes all of Steinhart's vendor relationships and the lists of businesses that have utilized the technology on a test basis or are currently using the technology on a trial basis and are willing to enter into formal agreements to continue using the technology which will generate monthly residual revenues for the Company. The assets and development to be acquired are more particularly described on Exhibit A to the Asset Purchase Agreement, an executed copy of which is included as Exhibit 10.1 to this Current Report.

     The purchase consideration to be paid to Steinhart at the closing shall be $6,250,000, payable by the Company's issuance of 625,000 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall have 100 votes per share and shall be convertible into 100 shares of the Company's common stock, such conversion right shall be exercisable on or after the second anniversary of the closing of the asset acquisition.

     The closing of the asset acquisition is subject to the following conditions precedent being satisfied:

     a) Filing by the Company of its Form 10-Q Quarterly Report for the fiscal quarter ended September 30, 2013, and the filing of its Form 10-K Annual Report for the fiscal year ended December 31, 2013, which shall necessarily include audited financial statements for the fiscal years ended December 31, 2013 and 2012, with the Securities and Exchange Commission.

     b) Steinhart shall have delivered to the Company a market valuation report of the assets, such report to be prepared by a mutually agreed upon non-affiliated third party expert, and accepted by the Company as satisfactory evidence of the value of the assets.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

    Exhibit No.               Description of Exhibit
    -----------               ----------------------

   Exhibit 10.1 Asset Purchase Agreement, dated April 22, 2014, by and between Networking Partners, Inc. and Chad Steinhart

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2014

                                        NETWORKING PARTNERS, INC.


                                        By: /s/ Enzo Taddei
                                           ------------------------------------
                                           Enzo Taddei
                                           President


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
                                 EXHIBITS INDEX

    Exhibit No.               Description of Exhibit
    -----------               ----------------------

   Exhibit 10.1 Asset Purchase Agreement, dated April 22, 2014, by and between Networking Partners, Inc. and Chad Steinhart